Exhibit 99.1

         Ultralife Batteries, Inc. to Present at SG Cowen 25th
            Annual Global Aerospace Technology Conference

   NEWARK, N.Y.--(BUSINESS WIRE)--Feb. 3, 2004--Ultralife Batteries, Inc. (NASDAQ:ULBI) will be presenting at the SG Cowen 25th Annual Global Aerospace Technology Conference on February 10, 2004.
   Ultralife Batteries management is scheduled to make a presentation at 3:55 PM ET. A live webcast and replay of the presentation will be available in the Investor Info - Event Calendar section of the company's website: http://www.ultralifebatteries.com/invest.asp.

   About the 25th Annual Global Aerospace Technology Conference

   The invitation-only conference will be held at The Barclay
InterContinental Hotel in New York City and will feature management presentations from over 40 leading aerospace and defense technology companies.

   About Ultralife Batteries, Inc.

   Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
   Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing and research facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.
   Ultralife(R) is a registered trademark Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
              or
             Lippert/Heilshorn & Associates, Inc.
             Investor Relations Contact:
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
              or
             Media Contact:
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com



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